Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Alexion Pharmaceuticals, Inc. of our report dated April 12, 2012 relating to the consolidated financial statements of Enobia Pharma Corp, which appears in the Current Report on Form 8-K/A of Alexion Pharmaceuticals, Inc. dated April 16, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Montréal, Quebec

May 23, 2012